EXHIBIT 10.2

MASTER AGREEMENT

NO. 020821

THIS MASTER AGREEMENT (“Agreement”) is made and entered into by and between Halberd Corporation, a publicly traded company, having a place of business at P.O. Box 25, Jackson Center, PA 16133 (“Sponsor”), and the Greenbio AZ Inc (GREENBIO), an affiliate of Arizona State University (ASU), whose principal location is Chandler, Arizona.

This Master Agreement specifies the mutual understanding of the parties with regards to Sponsor engaging GREENBIO to perform research projects within the General Scope of Work set forth in Exhibit A hereto. Individual research projects (“IRP”), (e.g. IRP020821-1 in Exhibit B), shall be authorized via separate Scopes of Work issued by the Sponsor to GREENBIO under this Agreement. The terms and conditions of each IRP issued under this Agreement shall be agreed upon by the parties. This Master Agreement is in addition to, supplemental to, and to be worked under the auspices of, and in coordination with, the August 27, 2020 Sponsored Research Agreement between the Sponsor and Arizona State University, ASU Reference No. FP00026198 (the “ASU Agreement”). Nothing in this Agreement is in conflict with, or otherwise violative of, the ASU Agreement.

NOW, THEREFORE, the parties agree as follows:

ARTICLE I. SCOPE OF WORK. GREENBIO shall use all reasonable efforts to perform the research and deliver any reports or other items specified in each IRP issued under this Agreement. The research will be performed at the facilities of and under the auspices of, and with full disclosure to, ASU.

ARTICLE II. PRINCIPAL INVESTIGATOR. GREENBIO shall identify for each IRP a Principal Investigator for that specific project. That Principal Investigator shall work in coordination with Dr. Qiang “Shawn” Chen, Ph.D. and his efforts pursuant to the ASU Agreement.

ARTICLE III. AGREEMENT TERM. This Agreement shall be effective on the date of the last signature hereto, and terminate on June 30, 2021. Any IRP issued under this Agreement during the term shall be effective for the period set forth in the IRP even if said period extends beyond the term of this Agreement. This Agreement term may be modified or extended at any time by mutual written consent of both parties.

ARTICLE IV. SPECIAL PROVISIONS.

1.  Compensation. Compensation for each IRP issued by Sponsor to GREENBIO hereunder shall be on a fixed price basis and specified in each IRP. Sponsor shall remit one hundred percent (100%) of the total IRP amount upon agreement by both parties on each IRP.

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GREENBIO reserves the right to discontinue the Services under an IRP if Sponsor fails to make payments within ten (10) days of the starting date of an IRP .

In the event of non-payment, GREENBIO may terminate all further work on an IRP and seek full payment from the Sponsor for all work performed and all expenses incurred including allocable costs, pursuant to the termination clause of this agreement including the collection of payment.

Should it become necessary for GREENBIO to commence collection proceedings or retain an attorney to enforce any of the terms of this Agreement, the Sponsor shall pay attorneys’ fees and the costs of collection incurred by GREENBIO.

Please send checks or paper remittance advices to:

GreenBio AZ INC 123 Drummond Farms Ln Newark, DE 19711

Wire transfers should be sent to:

Account #:
ACH (Within USA only) Routing #:
Swift Code:
Bank Name:
Acct Name:

Questions should be directed to the person issuing the invoice or to

greenbioaz.acctg@gmail.com

2. Publications. Sponsor recognizes that under GREENBIO policy the results of work performed under this Agreement must be publishable and agrees that GREENBIO and its employees engaged in work under this Agreement shall be free to present at symposia or professional meetings, and to publish in journals, theses or dissertations, or otherwise of their own choosing, methods and results of the work performed under this Agreement. Upon written request by Sponsor, copies of proposed manuscripts will be furnished to Sponsor for review prior to publication. Sponsor reserves the right to request removal of any material that includes Confidential Information of Sponsor. In no event will GREENBIO delay publication for more than thirty (30) days from date of submittal of manuscript for Sponsor review.

3. Notices. All official notices, by either party, required or permitted under this Agreement will be in writing and will be given by personal delivery against receipt (including private courier such as FedEx), email with “Read Receipt” or certified U.S. Mail, return receipt requested. All notices will be sent to the addresses below or such other addresses as the parties may specify in the same manner. Notices will be deemed to have been given and received on the date of actual receipt or on the date receipt was refused. Courtesy email copy of any notice is requested to be sent to the PI. Addresses are as follows:

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For Sponsor:
GreenBio AZ INC	William A. Hartman
123 Drummond Farms Ln	Halberd Corporation
P.O. Box 876011	P.O. Box 25
Newark DE 19711	Jackson Center, PA 16133
greenbioaz.acctg@gmail.com	WillialAHartman@aol.com
(302) 763-2646	(814)-786-8849

cc: PI email address: Shawn.q.chen@gmail.com

4. Intellectual Property.

a)

a) Intellectual Property resulting from the performance of IRPs under this Agreement and created solely by legal inventors or authors who are GREENBIO employees will be owned by GREENBIO (“GREENBIO IP”), the financial benefits for which shall accrue to the Sponsor but subject to a 5% royalty to GREENBIO or its designees, as in the case of the ASU Master Agreement.Intellectual Property resulting from the performance of IRPs under this Agreement and created solely by legal inventors or authors who are Sponsor’s employees will be owned by Sponsor (“Sponsor IP”), but subject to a 5% royalty to GREENBIO or its designees, as in the case of the ASU Master Agreement.

b)

Intellectual Property resulting from the performance of IRPs under this Agreement and created jointly by legal inventors who are GREENBIO’s employees and Sponsor’s employees will be owned jointly by GREENBIO, and Sponsor (“Joint IP”).

	d)	GREENBIO and Sponsor shall retain ownership of all intellectual property and materials owned by each of them prior to the date hereof.

e)

“Intellectual Property” shall mean any inventions, discoveries, concepts, methods, processes, data, copyrights, computer programs and related documentation, works of authorship fixed in a medium of expression, or mask works, whether or not patentable, copyrightable or subject to mask work rights or other similar statutory rights, as well as applications for any such rights.

2)

PATENT APPLICATIONS. Patent applications will be filed by GREENBIO on GREENBIO IP and Joint IP. Sponsor may, at any time, request to file a patent application on GREENBIO IP or Joint IP. In either case, the parties shall jointly participate in that process.

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3)

OPTION. In consideration of Sponsor’s support of this Project, Sponsor shall be entitled to an option to negotiate a royalty-bearing license of 5% to GREENBIO IP and/or GREENBIO’s interest in Joint IP, so long as Sponsor agrees to reimburse GREENBIO for all patent costs plus a 15% patent administration charge during the term of the option. Failure to reimburse patent costs plus a 15% patent administration charge will result in termination of this option.

a)

Sponsor must exercise the option in writing to GREENBIO within thirty (30) days of GREENBIO’s notification to Sponsor of any invention/discovery or within thirty (30) days of the termination of the Project, whichever occurs sooner.

b)

Aside from the rate itself, the specific terms of any license must be negotiated in good faith within three (3) months of Sponsor’s written notification that it wishes to exercise the option. Said license shall contain reasonable terms that are standard in the industry for the GREENBIO IP and/or GREENBIO’s interest in Joint IP, shall require diligent performance by Sponsor for the timely commercial development and marketing of such GREENBIO IP and/or GREENBIO’s interest in Joint IP, and shall include Sponsor’s obligation to reimburse GREENBIO’s patent costs plus a 15% patent administration charge for all inventions subject to the license.

4)

DISCLOSURE. Sponsor shall retain all invention disclosures submitted by GREENBIO in confidence and use its best efforts to prevent disclosure to third parties. Sponsor shall be relieved of this obligation only when this information becomes publicly available through no fault of Sponsor. Consistent with its duties as a public company, Sponsor will issue press releases and engage in social media.

5. Confidentiality. The parties may, at their discretion, and in connection with work contemplated or performed under this Agreement, disclose their respective proprietary or confidential information (“Confidential Information”) to each other. To be protected hereunder, Confidential Information must be marked confidential if disclosed in written or other tangible form. If Confidential Information is disclosed orally or visually, Confidential Information must be identified as confidential at the time of disclosure and reduced to writing, marked confidential, and transmitted to the receiving party within thirty (30) days of the initial disclosure.

Nothing in this Agreement will be construed to convey to either party any right, title or interest in any Confidential Information provided by the other party or any right, title or interest in any intellectual property of the parties, including but not limited to, processes, copyrights or patents. No license to the receiving party under any trademark, patent or copyright is either granted or implied by the conveying of Confidential Information to the receiving party.

The receiving party will not use, or disclose to any third party, Confidential Information of the disclosing party in any manner except for the purposes of this Agreement, and will require that its employees and agents who have access to such information maintain the same in strict confidence subject to the same restrictions. By way of example, but not limitation, the receiving party will not use Confidential Information of the disclosing party in connection with any patent application, for any commercial purpose, or for the benefit of any third party.

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The parties will use reasonable efforts to prevent the disclosure to unauthorized third parties of any Confidential Information of the other party and will use such information only for the purposes of this Agreement. The receiving party’s obligations with respect to Confidential Information will survive for three (3) years after the termination of this Agreement; provided that the receiving party’s obligations hereunder will not apply if the receiving party can show, with convincing written evidence that the Confidential Information of the disclosing party received under this Agreement:

a)	was already known to the receiving party prior to the time of first disclosure; or

b)

at the time of disclosure is in the public domain, or after the date of the disclosure, lawfully becomes a part of the public domain other than through breach of this Agreement by the receiving party; or

c)	is received in good faith, without any obligation of confidentiality from a third party having a legal right to disclose the same; or

d)	is independently developed by the receiving party by individuals without access to such information; or

e)

is required to be disclosed by the receiving party pursuant to a legally enforceable order, law, subpoena, or other regulation (“Order”), provided, however, that the receiving party promptly notifies the disclosing party in advance of such disclosure and discloses only that Information necessary to comply with said Order.

GREENBIO retains the right to refuse acceptance of any Confidential Information that is not required for the purposes of this Agreement.

ARTICLE V. GENERAL PROVISIONS.

1. Entire Agreement; Amendments; Counterparts. This Agreement embodies the entire understanding of the parties and supersedes any other agreement or understanding between the parties relating to the subject matter. The parties agree that should any part of this Agreement be held to be invalid or void, the remainder of the Agreement shall remain in full force and effect and shall be binding upon the parties. This Agreement may be executed in counterparts, each of which will be deemed an original. Electrionically transmitted and imaged copy signatures will be fully binding and effective for all purposes.

2. Waivers. No waiver, amendment or modification of this Agreement shall be valid or binding unless written and signed by the parties. Waiver by either party of any breach or default of any clause of this Agreement by the other party shall not operate as a waiver of any previous or future default or breach of the same or different clause of this Agreement.

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3. Assignment. Neither party may transfer or assign this Agreement or any of other party’s rights or obligations hereunder, directly or indirectly, or by operation of law, without that party’s prior written consent, and any attempt to the contrary will be void.

4. Governing Law and Venue. This Agreement will be governed by the laws of the State of Arizona without regard to any conflicts of laws principles. Any proceeding arising out of or relating to this Agreement will be conducted in Maricopa County, Arizona. Each party consents to such jurisdiction, and waives any objection it may have to venue or convenience of forum.

5. Independent Contractor. GREENBIO is an independent contractor and will be free to exercise its discretion and independent judgment as to the method and means of performance of its work hereunder. GREENBIO employees will not be considered employees of Sponsor, and neither GREENBIO nor Sponsor personnel will, by virtue of this Agreement, be entitled or eligible, to participate in any benefits or privileges given or extended by the other party to its employees.

6. Termination. Either party may at any time terminate this Agreement by giving the other party not less than thirty (30) days prior written notice. In the event this Agreement is canceled by Sponsor, Sponsor will remain responsible for payment to GREENBIO for all work performed through the date of termination and for reimbursement to GREENBIO of all non-cancelable commitments incurred in the conduct of the research. Non-cancelable commitments will include employment commitments to GREENBIO personnel through the end of the semester following any such termination by Sponsor. In the event GREENBIO terminates this Agreement any unused funds from the reserve will be returned.

7. Dispute Resolution. In the event of any dispute, claim, question, or disagreement arising from or relating to this Agreement or the breach thereof, the parties hereto will use their reasonable efforts to settle the dispute, claim, question, or disagreement. To this effect, they will consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties.

* * * Signature Page Follows * * *

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by its duly authorized representatives on the respective dates entered below.

GREENBIO		Sponsor: Halberd Corporation

By:		By:
Name:	Hong Hou	Name:	William Hartman
Title:	President	Title:	President, CEO
Date:		Date: February 12, 2021

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EXHIBIT A

to GREENBIO Agreement No.        020821

Scope of Work

1.	Producing metal-lablelled monoclonal antibody (mAb) against SARS-CoV-2.

2.	Testing the efficacy of metal-labelled mAb in eliminating SARS-CoV-2 by particular radio frequency.

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EXHIBIT B

to Master Agreement No. 020821

Individual Research Project (IRP) No. 020821-1

under

Master Agreement No. 020821

Between

The GREENBIO

And

Halberd Corporation

Per the Master Agreement effective MM/DD/YYY, this IRP, as specified in IRP Scope of Work attached hereto, is hereby authorized. The terms and conditions specific to this IRP are as follows:

1.	Funding total $ 40,000(does not include cost associated with purchasing radio frequency (RF) equipment), payable $20,000 prior to the March 1, 2021 commencement and $20,000 on or before April 1, 2021.

2.	Period of Performance is from 03/01/2021 through 05/31/2021

3.	Scope of work

a)	Modify and activate iron-based nanoshell

b)	Conjugte monoclonal antibody against E. coli to activate nanoshell

c)	Characterize iron-labelled monoclonal antibody

d)	Halberd will provide the RF equipment. Setup and calibrate RF system for biological samples.

e)	Test the efficacy of iron-labelled monoclonal antibody in killing E. coli in solution by various radio frequencies

All other provisions set forth in the aforementioned Agreement shall remain the same.

IN WITNESS WHEREOF, the parties have caused this IRP to be executed by their duly authorized representatives. IRP effective the date of last signature by the authorized representatives.

Halberd Corporation	ARIZONA BOARD OF REGENTS For and on behalf of ARIZONA STATE UNIVERSITY

NAME	NAME
Title	Title
Date:___________________________	Date:____________________________

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